Exhbit 10(ae)


                              INVACARE CORPORATION

                         BOARD OF DIRECTORS COMPENSATION


Retainer Fee                                                 $35,000

Regular Meeting Fees                                         $2,000

Committee Meeting Fees                                       Member - $1,500

                                                             Chair - $2,000

Telephonic Meetings                                          50% for interim conference calls that are conducted
                                                             between scheduled meetings

Stock Components                                             Option grant of 4,000 shares

Non-Employee Director Elective Stock Option Program          Non-employee directors may elect to defer all or a
                                                             portion of their director fees into discounted stock
                                                             options.
